Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation of our report dated January 31, 2007, included in this Form 10-K into the Company’s previously filed S-8 Registration Statements nos. 33-93362, 333-32782, and 333-116210 and the previously filed S-3 registration statement no. 333-108816.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Roseland, New Jersey
March 9, 2009